Exhibit 10.6

August 10 , 2006

Synova Healthcare Group, Inc.

1400 N. Providence Road, Suite 6010

Media, PA 19603

Attention: Stephen E. King

Dear Mr. King:

This letter confirms the agreement of Synova Healthcare Group. Inc. (the “Company”) to retain BMO Capital Markets Corp. (“BMO,” or the “Placement Agent”) as the Company’s exclusive placement agent to introduce the Company to certain investors (the “Investors”) as prospective purchasers of the Company’s common stock, warrants to purchase common stock, preferred stock, convertible notes (collectively referred to in this letter as the “Securities”), in connection with a possible private placement (the “Transaction”).

The Placement Agent will use its reasonable best efforts to complete the Transaction. The terms of the Transaction shall be subject to mutual agreement of the Company and each Investor in the Transaction. BMO will contact potential Investors, assist in the negotiation and the structuring of the Transaction, assist in the preparation of a private placement memorandum or other appropriate materials and provide related services to facilitate the successful completion of the Transaction. BMO will conduct all sales and solicitation efforts in a manner consistent with the Company’s intent that the Transaction be an exempt transaction pursuant to the Securities Act of 1933, as amended (the “Act”) and only to “accredited investors” as defined in Rule 501(a) under the Act. The Company shall in any event have sole and final authority to approve the timing, price, investors and other terms of the Transaction and may at any time elect not to proceed with the Transaction.

The Transaction will be a private placement in accordance with the applicable laws of the United States and pursuant to the following procedures and terms and conditions:

1. (a) Prior to the signing of any purchase agreements with Investors, officers of the Company with responsibility for financial affairs have been and will continue to be available to answer inquiries from prospective Investors. After the purchase agreements and the information referred to therein have been reviewed by Investors approved by the Company, and they have had the opportunity to address inquiries to the Company, separate purchase agreements will be completed with each prospective Investor approved by the Company. The conditions to the closing of the Transaction (the “Closing”) shall be set forth in the purchase agreements and mutually agreed between the Company and the Investors. In connection with the Transaction, the Company shall file a registration statement (the “Registration Statement”) with respect to the possible resale, from time to time, of the Securities which have been purchased pursuant to such purchase agreements pursuant to terms to be set forth in such purchase agreements. The Company agrees to keep the Registration Statement effective until the earlier of (i) two years from the effective date of the Registration Statement or (ii) such time as all of the Securities covered by the Registration Statement have been sold.

(b) Presently the Company plans to sell approximately $15 million to $22 million of the Securities, but the actual dollar amount the Company shall ultimately agree to sell pursuant to each of the various purchase agreements and the price at which the Securities will be sold is entirely within its discretion.

(c) The Company will perform the agreements set forth in the purchase agreements entered into with the Investors.

(d) The Company will use its reasonable efforts to cause the Company’s counsel to address and deliver to the Company and BMO a letter dated as of the date of the Closing and as of the effective date of the Registration Statement containing the statements set forth in Exhibit A. In addition, BMO shall be entitled to rely on any opinion delivered to the purchasers by counsel to the Company in connection with this transaction.

2. In connection with its engagement hereunder, BMO will assist the Company in preparing a private placement memorandum and/or other documents to be used in connection with the Transaction (the “Offering Document”). The Company acknowledges and agrees that the Company is solely responsible for all the information in the Offering Document concerning the Company and its business, that the Offering Document is its own work product, that BMO may rely, without independent verification, upon the accuracy and completeness of all information furnished by the Company to BMO for use in connection with the Transaction (collectively, the “Information”) and that BMO does not assume any responsibility therefor.

The Company shall advise BMO of those states in which the Securities have been qualified or exempted under the appropriate securities laws. BMO agrees not to solicit any offerees who do not reside in jurisdictions in which the Securities or the Transaction have been qualified or exempted under the appropriate securities laws; provided, however, the Company will take such action (if any, at its sole expense) as BMO reasonably may request to qualify the Securities for offer and sale under the securities laws of such states as BMO may specify; provided, further, however, in connection therewith the Company will not be required to qualify as a foreign corporation or file a general consent to service or process. The Company agrees that it, in conjunction with its counsel, will be responsible for making any filings or taking other actions required under applicable state securities laws.

The Company represents that (i) the Information and the Offering Document will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) all historical financial data provided to BMO will be prepared in accordance with generally accepted accounting principles and practices then in effect in the United States and will fairly present in all material respects the financial condition and results of operations of the Company and (iii) any forecasted financial, market or industrial information provided to BMO will be prepared in good faith with a reasonable basis for the assumptions and the conclusions reached therein. In addition, the Company agrees that it will notify BMO promptly if any of the foregoing representations ceases to be accurate at any time during the period of BMO’s engagement hereunder.

BMO agrees to use all non-public information provided to it by or on behalf of the Company hereunder solely for the purpose of providing the services which are the subject of this letter agreement and to treat all such information confidentially, provided that nothing herein shall prevent BMO from disclosing any such information (i) to purchasers or prospective purchasers of the Securities in connection with the Transaction, (ii) to any rating agency, (iii) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, (iv) upon the request or demand of any regulatory authority having jurisdiction over BMO or any of its affiliates, (v) to the extent that such information was or becomes publicly available other than by reason of disclosure by BMO in violation of this agreement or was or becomes available to BMO or its affiliates from a source which is not known by BMO to be subject to a confidentiality obligation to the Company or (vi) to BMO’s affiliates and its and their respective employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Transaction or any other services provided by BMO or its affiliates to the Company and its affiliates. BMO accepts responsibility for compliance by the persons referred to in clause (vi) above with the provisions of this paragraph. This undertaking by BMO shall automatically terminate one (1) year following the earlier of completion of the Transaction or termination of BMO’s engagement hereunder.

3. Any final arrangements, proposals or advice rendered by BMO pursuant to this letter agreement may not be disclosed in any manner without BMO’s prior written approval and shall be treated as confidential. Notwithstanding the foregoing, nothing herein shall prevent the Company from disclosing such information in a manner consistent with the exceptions set forth in clauses (ii) through (vi) in the paragraph immediately above, substituting the Company for BMO therein, as applicable.

4. The selling price of the Securities to be issued and sold by the Company in the Transaction will be specified in writing by BMO on behalf of the Company (by facsimile, letter or otherwise) to the prospective Investors prior to the execution of the purchase agreements, subject to the Company’s approval.

5. BMO’s aggregate fee for services provided in connection with the Transaction, will be 6.3% of the total gross proceeds from the sale of all Securities sold in the Transaction, together with warrants to purchase common stock (the “Agent’s Warrants”) for the number of shares of common stock equal to 2.7% of the number of shares of common stock sold in the Transaction at Closing. Notwithstanding the prior sentence, to the extent that any of the investors listed on Exhibit C purchase Securities then the fee will be 3.15% of the total gross proceeds from the sale of all Securities sold to such investors in the Transaction, together with warrants to purchase common stock for the number of shares of common stock equal to 1.35% of the number of shares of common stock sold to such investors in the Transaction. The exercise price of the Agent’s Warrants shall be equal to the exercise price of the warrants sold to investors in the Transaction. The Agent’s Warrants shall be exercisable for a period of five (5) years after the date of the Closing, and shall be transferable only to its directors, officers and employees to the extent permitted by applicable securities laws and regulations and the rules and regulations of the NASD. The Agent’s Warrants shall include unlimited piggyback registration rights within the life of the warrant and “cashless” exercise rights. Such 6.3% (or 3.15% in the case of the investors on Exhibit C) fee shall be payable in cash by the Company, on the basis of the aggregate dollar amount of Securities sold by the Company, at each Closing. In addition, the Company shall reimburse BMO for all of the reasonable travel, legal and other out-of-pocket expenses (up to a maximum of $60,000) incurred in connection with the engagement hereunder. Upon request, BMO agrees to provide the Company with a detailed description of such expenses. Notwithstanding anything to the contrary contained herein, it is agreed that the Company shall be entitled to secure up to $2 million in debt financing (the “Bridge Financing”) at any time prior to the Closing of the Transaction. The Company will be entitled to use The Keystone Equities Group (“Keystone”) as its agent in connection with the Bridge Financing and BMO shall not be entitled to any fee with respect to funds received by the Company in the Bridge Financing. The Company will consult with BMO concerning the proposed terms of the Bridge Financing.

If within twelve months after the termination of this agreement, any Securities or securities convertible into or exchangeable for the Securities are sold by the Company or any of its subsidiaries through a placement to investors previously identified and/or contacted by BMO in its capacity as placement agent hereunder, then the Company shall pay BMO, at the time of each such sale, an amount equal to the full fee set forth above from each such sale, except for GM Capital and Oceana Partners, and any investors referred to BMO by the Company that were investors in prior capital raises for which GM Capital and/or Oceana Partners were entitled to a fee, as listed in Exhibit C. Upon termination of this agreement and at the request of the Company, BMO will provide the Company with a list of Investors identified and/or contacted by BMO in its capacity as placement agent hereunder. The obligations of this paragraph shall survive any termination of this agreement for any reason.

6. The Company hereby represents and warrants to BMO that it has not had and will not have any discussions with any person on the basis of which such person would be able to assert a claim for a finder’s fee or similar fee in connection with the sale by the Company of the Securities covered by this letter to prospects in the United States of America or overseas, except it is understood that GM Capital and Oceana Partners may be entitled to a fee in the event investors listed in Exhibit C purchase Securities and that Keystone will be entitled to a fee in connection with the Bridge Financing.

7. The Company hereby represents and warrants to BMO that, except for the Bridge Financing, during the term of this engagement the Company and its subsidiaries will not (i) offer any securities for sale to, or solicit any offers to buy from, any person or persons, whether directly or indirectly, other than through BMO or (ii) engage in any discussions with any person other than representatives of BMO for the purpose of engaging, or considering the engagement of, such person as a finder or broker in connection with the sale by the Company of the Securities covered by this letter to prospects in the United States of America or overseas. The Company represents and agrees that no offers or sales of securities of the same or a similar class as the Securities, including without limitation any securities that may be issued in connection with the Bridge Financing, have been made or will be made by the Company or on its behalf in a manner as would cause the Company to be unable to offer and sell the Securities pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

8. During the period which shall commence on the initial effective date of the Registration Statement and shall end on the 91st day on which the Registration Statement is effective immediately following such initial effective date, the Company will not, without BMO’s prior written consent, sell, contract to sell or otherwise dispose of or issue any securities of the Company, except (i) securities issued pursuant to contractual obligations of the Company in effect as of the date of this letter agreement and disclosed to BMO or its counsel prior to the effective date of the Registration Statement; (ii) securities issued on a pro rata basis to all holders of a class of outstanding equity securities of the Company; and (iii) equity securities issued pursuant to employee benefit or purchase plans in effect as of the date of this letter agreement. In addition, the Company will cause each of its officers and directors not to dispose of any equity securities of the Company during the period which shall commence on the initial effective date of the Registration Statement and shall end on the 91st day on which the Registration Statement is effective immediately following such initial effective date (the “Lock-up Period”) without the prior written consent of BMO, and will use its commercially reasonable efforts to cause such of its stockholders as may be designated by BMO to become subject to a lock-up arrangement reasonably acceptable to BMO prohibiting the disposition of any equity or equity-linked securities of the Company during the Lock-up Period. Notwithstanding anything in the immediately preceding sentence, BMO will agree to a carve-out of the lock-up for Chief Executive Officer Stephen King and Chief Operating Officer David Harrison such that each of them is entitled to sell, subject to legal and regulatory restrictions, up to 50,000 shares in each 90 day period following Closing of the Transaction. Notwithstanding anything in the immediately preceding two sentences, to the extent that the Company has negotiated with the purchasers of the Securities a different Lock-up than that described above, then the Placement Agents will agree to the terms of such Lock-up.

9. The Company hereby agrees to indemnify BMO in accordance with the Standard Form of Indemnification Agreement set forth as Exhibit B hereto.

10. BMO will not have any rights or any obligations in connection with the proposed offering contemplated by this letter agreement other than those expressly provided herein. In no event shall BMO or its affiliates be obligated to purchase the Securities for its own account or for the accounts of its customers.

11. Either the Company or BMO may terminate BMO’s engagement hereunder at any time upon at least ten days’ prior written notice to the other party, including, without limitation, if BMO, in its sole judgment, is not satisfied with the results of its due diligence investigation of the Company and its business, operations, assets, liabilities, financial condition and prospects. Notwithstanding any such termination, the Company shall remain responsible for the reimbursement of BMO’s expenses under section 5 of this letter agreement and shall remain responsible for payment of the fees as provided in the last paragraph of section 5 for a period of 12 months after termination, and for the reimbursement, indemnification and contribution obligations of the Company under sections 9 and 15 of this letter agreement shall survive. Such obligations also shall survive the Transaction.

12. For a period of twelve (12) months from the date hereof and provided that the Closing occurs, the Company grants BMO the right to provide investment banking services to the Company and its subsidiaries on an exclusive basis in all matters for which investment banking services are sought by the Company or any of its subsidiaries (such right, the “Right of First Refusal”). For these purposes, investment banking services shall include only (i) acting as sole lead book-running manager for any underwritten public offering; and (ii) acting as exclusive placement agent or financial advisor in connection with any private offering of securities of the Company. BMO shall notify the Company of its intention to exercise the Right of First Refusal within 15 business days following notice in writing by the Company. Any decision by BMO to act in any such capacity shall be contained in separate agreements, which agreements would contain, among other matters, provisions for customary fees for transactions of similar size and nature, as may be mutually agreed upon, and indemnification of BMO and its affiliates and shall be subject to general market conditions. If BMO declines to exercise the Right of First Refusal, the Company shall have the right to retain any other person or persons to provide such services on terms and conditions which are not materially more favorable to such other person or persons than the terms declined by BMO.

13. The Company understands and agrees that, without BMO’s prior written consent, except as required by law or applicable regulatory authorities, BMO may not be quoted or referred to in any document, release or communication prepared, issued or transmitted by the Company, including any entity controlled by, or under common control with, the Company and any director, officer, employee or agent thereof.

The Company acknowledges that BMO is a full service securities firm and, in the ordinary course of its business, for its own account or for the accounts of its customers, buys and sells securities, makes a market in securities, holds long and short positions in securities or derivative securities (including options), which may include securities or derivative securities relating to the Company or other entities that may be involved in the engagement contemplated hereby. The Company also acknowledges that BMO has been, and in the future will be, engaged to provide services as a placement agent, underwriter, finder, financial advisor and investment banker to other entities in the industry in which the Company is involved. Nothing in this Agreement shall be deemed to prohibit or in any way limit or restrict BMO or any of its affiliates from continuing to operate its businesses in the ordinary course or from providing any services permitted by applicable law to any third party or from engaging in any lawfully permitted activity on its own behalf or on behalf of its clients and customers, or to prohibit or in any way limit or restrict the right of BMO, any of its affiliates or any of their respective directors, officers, partners, members, employees, agents or representatives from providing services to, or engaging in, any other business, whether or not similar to or competitive with the business of the Company (subject to the confidentiality obligations hereunder). The Company further acknowledges that BMO is a wholly owned subsidiary of Bank of Montreal, is not a bank and is separate from any affiliated bank, including Harris Private Bank, Harris and any U.S. branch or agency of Bank of Montreal. Because BMO is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to financial advisory services and sales and purchases of securities. Securities sold, offered or recommended by BMO are not deposits, are not insured by the U.S. Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency of any government, and are not otherwise an obligation or responsibility of a branch or agency of any government.

The Company acknowledges that BMO has been retained solely to provide the services set forth herein. In rendering such services, BMO shall act as an independent contractor, and any duties of BMO arising out of its engagement hereunder shall be owed solely to the Company. In addition, the Company agrees that BMO may perform the services contemplated hereby in conjunction with its affiliates, and that any BMO affiliates performing services hereunder shall be entitled to the benefits and be subject to the terms of this letter agreement.

In addition, BMO and its affiliates may from time to time perform various investment banking and financial advisory services for other clients and customers who may have conflicting interests with respect to the Company or the Transaction. BMO and its affiliates will not use confidential information obtained from the Company pursuant to this engagement or their other relationships with the Company in connection with the performance by BMO and its affiliates of services for other parties. The Company also acknowledges that BMO and its affiliates have no obligation to use in connection with this engagement, or to furnish to the Company, confidential information from other parties.

Furthermore, the Company acknowledges that BMO and its affiliates may have fiduciary or other relationships whereby BMO and its affiliates may exercise voting power over securities of various persons, which securities may from time to time include securities of the Company or of potential purchasers of the Securities or others with interests in respect of the Transaction. The Company acknowledges that BMO and its affiliates may exercise such powers and otherwise perform its functions in connection with such fiduciary or other relationships without regard to BMO’s relationship to the Company hereunder.

The Company acknowledges that BMO is not an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and BMO shall have no responsibility or liability to the Company with respect thereto.

14. The Company agrees that following the consummation of the sale of the Securities, BMO shall have the right to place usual and customary advertisements in financial and other newspapers and journals at its own expense describing its services to the Company.

15. The benefits of this letter agreement shall inure to respective successors and assigns of the parties hereto and of the indemnified parties, and the obligations and liabilities assumed in this agreement by the parties hereto shall be binding upon their respective successors and assigns.

16. THIS LETTER AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK GOVERNING CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each of BMO and the Company and the Company’s subsidiaries waives all right to trial by jury in any action, claim, suit, proceeding or counterclaim (whether based upon contract, tort, or otherwise) relating to or arising out of this engagement of BMO pursuant to, or the performance by BMO of the services contemplated by, this letter agreement.

17. This letter agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. This letter agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this letter agreement. This letter agreement is solely for the benefit of the Company and BMO, and no other person (except for indemnified persons to the extent set forth in Exhibit B hereto) shall acquire or have any rights under or by virtue of this letter agreement. This letter agreement may not be assigned by either party hereto without the other party’s prior written consent. Neither party hereto shall be responsible or have any liability to any other party for any indirect, special or consequential damages arising out of or in connection with this letter agreement or the transactions contemplated hereby, even if advised of the possibility thereof.

This letter agreement may be executed in counterparts, each of which will be deemed an original, but all or which taken together will constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please so indicate by executing this letter, together with the enclosed duplicate original, in the place indicated and returning one of these originals for BMO’s files.

Sincerely,

BMO CAPITAL MARKETS CORP.

By:

Agreed and accepted by:

SYNOVA HEALTHCARE GROUP, INC.

By:	/s/ Stephen King

EXHIBIT A

Opinion rendered at the time of the Closing shall provide that the Transaction is exempt from the registration requirements of section 5 of the Securities Act, shall be subject to customary exceptions, qualifications and limitations of counsel, and shall address such other matters customary for transactions of the nature contemplated by the letter agreement.

Opinion (1) and negative assurance letter (2) rendered at the time of effectiveness of the Registration Statement shall be subject to customary exceptions, qualifications and limitations of counsel, and address matters customary for transactions of the nature contemplated by the letter agreement including, among other things, a statement to the following effect:

The opinion of counsel to the Company shall be to the effect that the Registration Statement of the Company (the “Registration Statement”) and the Prospectus of the Company (the “Prospectus”) as amended and supplemented to date (other than the financial statements and notes thereto, related schedules, and other financial and statistical data therein, as to which it need express no opinion) comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder; the negative assurance letter shall be to the effect that, although counsel does not pass upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, solely on the basis of conferences with officers and other representatives of the Company and of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and Prospectus were discussed (relying as to materiality on the factual representations of and discussions with, officers and representatives of the Company), no facts have come to its attention that caused it to believe that either the Registration Statement or the Prospectus, as so amended and supplemented, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that it need express no assurance with respect to the financial statements and notes thereto, related schedules, and other financial and statistical data therein).

A-1

EXHIBIT B

The Company shall indemnify BMO and hold it harmless against any and all losses, claims, damages or liabilities to which BMO may become subject (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Document, registration statement (including all documents incorporated by reference) (the “Registration Statement”) or in any other written or oral communication provided by or on behalf of the Company to any actual or prospective purchaser of the Securities or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) arising in any manner out of or in connection with the services or matters that are the subject of this agreement (including, without limitation, the offer and sale of the Securities), and shall reimburse BMO promptly for any legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuits, investigations, claims or other proceedings arising in any manner out of or in connection with the services or matters that are the subject of this agreement (including, without limitation, in connection with the enforcement of this agreement and the indemnification obligations set forth herein); provided, however, that the Company shall not be liable under clause (ii) of this paragraph in respect of any loss, claim, damage, liability or expense to the extent that it is finally judicially determined that such loss, claim, damage, liability or expense resulted directly from the gross negligence or willful misconduct of BMO in the performance of its services hereunder.

The Company agrees that the indemnification and reimbursement commitments set forth herein shall apply whether or not BMO is a formal party to any such lawsuits, claims or other proceedings and that such commitments shall extend upon the terms set forth herein to any controlling person, affiliate, director, officer, employee or agent of BMO (each, with BMO, an “Indemnified Person”). The Company further agrees that, without BMO’s prior written consent, which consent will not be unreasonably withheld, it will not enter into any settlement of a lawsuit, claim or other proceeding arising out of the transactions contemplated by this agreement unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all Indemnified Persons.

If any action shall be brought against any Indemnified Person in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Person shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnified Person.

The Company and BMO agree that if any indemnification or reimbursement sought hereunder is judicially determined to be unavailable for a reason other than the gross negligence or willful misconduct of BMO, then, whether or not BMO is the Indemnified Person, the Company and BMO shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Company on the one hand, and BMO on the other hand, in connection with the transactions to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (i) above is judicially determined not to be permitted, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Company on the one hand, and BMO on the other hand, as well as any other equitable considerations; provided, however, that in no event shall the amount to be contributed by BMO hereunder exceed the amount of the fees actually received by BMO hereunder.

EXHIBIT C

Bradam Financial Holding

Bushido Capital Master Fund, LP

Gamma Opportunity Capital Partners, LP

Coutts Bank Von Ernst Ltd.

Erwin Speckert (and family)